UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2018, NiSource Inc. (the “Company”) and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters, entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of 20,000,000 depositary shares (the “Depositary Shares”) with an aggregate liquidation preference of $500,000,000 under the Company’s registration statement on Form S-3, as amended (Registration No. 333-214360). Each Depositary Share represents a 1/1,000th ownership interest in a share of the Company’s 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25,000 per share (equivalent to $25 per Depositary Share) (the “Series B Preferred Stock”), which have been deposited with Computershare Inc. and Computershare Trust Company, N.A., acting jointly, as depositary (the “Depositary”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. Holders of Depositary Shares are entitled to all proportional rights, preferences and privileges of the Series B Preferred Stock (including dividend, voting, redemption and liquidation rights), which must be exercised through the Depositary.

The closing of the offering is expected to occur on December 5, 2018. In connection with the closing of the offering, the Company intends to file a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to create the Series B Preferred Stock and establish the preferences, limitations, and relative rights of the Series B Preferred Stock.

The following is a summary of certain rights, preferences and privileges of the Series B Preferred Stock.

The Series B Preferred Stock ranks senior to the Company’s common stock and to any other class or series of equity securities established after the original issue date of the Series B Preferred Stock that is not expressly made senior to, or on a parity with, the Series B Preferred Stock as to the payment of dividends and amounts payable on a liquidation event. The Series B Preferred Stock ranks on a parity with the Company’s 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share, and any other class or series of equity securities established after the original issue date of the Series B Preferred Stock that is not expressly made senior or subordinated to the Series B Preferred Stock as to the payment of dividends and amounts payable on a liquidation event. The Series B Preferred Stock ranks junior to any class or series of equity securities established after the original issue date of the Series B Preferred Stock that is expressly made senior to the Series B Preferred Stock as to the payment of dividends and amounts payable on a liquidation event and junior to all of the Company’s existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against the Company.

Dividends on the Series B Preferred Stock accrue and are cumulative from the date that the Series B Preferred Stock is originally issued and are payable on each Dividend Payment Date (as defined below) when, as and if declared by the Company’s board of directors or a duly authorized committee of the board of directors (the “Board”) out of legally available funds for such purpose. If declared by the Board, dividends will be paid quarterly in arrears on the 15th day of March, June, September and December (each, a “Dividend Payment Date”) to holders of record as of the close of business on the 15th Business Day (as defined in the Certificate of Designations) preceding the applicable Dividend Payment Date, or such other record date not exceeding 60 calendar days before the applicable Dividend Payment Date as shall be fixed for that purpose by the Board, subject to certain limitations.

The initial dividend rate for the Series B Preferred Stock from and including the date of original issue to, but not including, March 15, 2024 is 6.50% per annum of the $25,000 liquidation preference per share (equal to $1,625 per share per annum and equivalent to $1.625 per Depositary Share per annum). On and after March 15, 2024, dividends on the Series B Preferred Stock will accumulate for each Reset Period (as defined in the Certificate of Designations) at a percentage of the $25,000 liquidation preference equal to the Five-year U.S. Treasury Rate (as defined in the Certificate of Designations) plus (i) in respect of each Reset Period commencing on or after March 15, 2024 but before March 15, 2044, a spread of 3.632% (the “Initial Margin”), and (ii) in respect of each Reset Period commencing on or after March 15, 2044, the Initial Margin plus 1.000%.

The Series B Preferred Stock does not have a stated maturity and is not subject to mandatory redemption or any sinking fund. The Series B Preferred Stock will remain outstanding indefinitely unless repurchased or redeemed by the Company. The Series B Preferred Stock may be redeemed by the Company at its option, in whole or in part on March 15, 2024, or on any date falling on the fifth anniversary thereafter at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), or in whole but not in part within 120 days following a Ratings Event (as defined herein) at a redemption price equal to $25,500 per share (102% of the liquidation preference of $25,000 per share and equivalent to $25.50 per Depositary Share), plus in each case an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of the Company’s outstanding indebtedness.

“Ratings Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended), that publishes a rating for the Company to its equity credit criteria for securities such as the Series B Preferred Stock, as such criteria are in effect as of the original issue date of the Series B Preferred Stock (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series B Preferred Stock, or (ii) a lower equity credit being given to the Series B Preferred Stock than the equity credit that would have been assigned to the Series B Preferred Stock by such rating organization pursuant to its current criteria.

Holders of Series B Preferred Stock generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to the Company’s certificate of incorporation that would have a material adverse effect on the existing preferences, rights, powers or duties of the Series B Preferred Stock, (ii) the creation or issuance of any security ranking on a parity with the Series B Preferred Stock if the cumulative dividends payable on then outstanding Series B Preferred Stock are in arrears, or (iii) the creation or issuance of any security ranking senior to the Series B Preferred Stock.

The Certificate of Designations will become effective upon its filing with the Secretary of State of the State of Delaware.

The foregoing summary of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the form of Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement, dated as of November 28, 2018, by and among NiSource Inc. and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives, relating to the 6.500% Series B Preferred Stock

3.1	Form of Certificate of Designations of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc. (Registrant)

Date: November 29, 2018	By:	/s/ Donald E. Brown
Donald E. Brown
Executive Vice President and Chief Financial Officer